As filed with the Securities and Exchange Commission on August 21, 2012
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1390053
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

33556 Alvarado Niles Road
Union City, CA 94587
(408) 582-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter A. Lacey
Interim Chief Executive Officer
DayStar Technologies, Inc.
33556 Alvarado Niles Road
Union City, CA 94587
408 582-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen T. Adams, Esq.
Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
(617) 310-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		aggregate	aggregate	Amount of
	Amount to be	offering price	offering	registration
Title of each class of securities to be registered	registered (1)	per share (2)	price(2)	fee
Common stock, par value $0.01 per share	5,417,514	$1.57	$8,505,497	$974.73

(1)

Includes 2,803,832 shares of the Registrant’s common stock issuable to the selling stockholders upon conversion of outstanding convertible notes, 862,454 shares of the Registrant’s common stock issuable upon exercise of warrants issued to the holders of certain convertible notes, 636,943 shares of common stock that may be acquired by two selling stockholders pursuant to convertible notes issued in settlement of outstanding claims against the Registrant, 628,571 shares of common stock issued to new officers of the Registrant, 200,000 shares of common stock issued to a consultant to the Registrant, and 285,714 shares of our common stock that were acquired by a selling shareholder pursuant to an acquisition agreement with the Registrant. This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on August 20, 2012 in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 21, 2012

PRELIMINARY PROSPECTUS

5,417,514 Shares of Common Stock

_________________________

This prospectus may be used only in connection with the resale, from time to time, of 2,803,832 shares of our common stock, $0.01 par value per share, that may be acquired by the selling stockholders and their respective pledgees, donees, transferees or other successors in interest upon conversion of outstanding convertible notes, 862,454 shares of our common stock that may be acquired by the selling stockholders and their respective pledgees, donees, transferees or other successors in interest upon exercise of warrants issued to certain holders of the convertible notes, 636,943 shares of our common stock that may be acquired by two selling shareholders pursuant to convertible notes issued in settlement of outstanding claims against the Registrant, 628,571 shares of common stock issued to new officers of the Registrant, 200,000 shares of common stock issued to a consultant to the Registrant and 285,714 shares of our common stock that were acquired by a selling shareholder pursuant to an acquisition agreement with the Company.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the convertible notes and warrants described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholders against certain liabilities. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholders and their respective pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. Additional information on the selling stockholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DSTI.” On August 20, 2012, the last reported sale price of our common stock was $1.57 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August   , 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	2
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	5
USE OF PROCEEDS	6
DESCRIPTION OF TRANSACTIONS	6
LEGAL MATTERS	7
EXPERTS	7
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	8
DOCUMENTS INCORPORATED BY REFERENCE	8

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to DayStar Technologies, Inc., a Delaware corporation.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including those incorporated by reference herein, contain forward-looking statements and information within the meaning of the securities laws, which involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

  The competitive and rapidly-evolving nature of our industry;

  The potential effect of competing products on our business;

  Our ability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future growth strategies;

  Estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

i

  The condition of the financial markets; and

  The current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the “Risk Factors” section of this prospectus beginning on page 2. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 2. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the section entitled “Risk Factors.”

About DayStar

The Company is a development stage enterprise that was formed in 1997 for the purpose of developing, manufacturing and marketing innovative products to the solar photovoltaic (“PV”) industry. From its inception, the Company has focused primarily on thin film copper indium gallium di-selenide (“CIGS”) solar products. The Company has developed a proprietary one-step sputter deposition process and manufactured a commercial scale deposition tool to apply high efficiency CIGS material over large area glass substrates in a continuous fashion. This tool in one step completes the critical process of applying the CIGS material to the substrate and when integrated with commercially available thin film manufacturing equipment for the remaining steps, the Company believes it can provide a critically differentiated manufacturing process to produce low-cost monolithically integrated, CIGS-on-glass modules that address the grid-tied, ground-based PV market.

Given the changes in the economy and in the industry in recent years, the Company has significantly scaled back its development and manufacturing efforts and embarked on a strategy in which it is seeking strategic partnerships to advance its technology and enter new markets within the global renewal energy industry.

In March 2012, Sunlogics Power Fund Management, Inc., a subsidiary of Salamon Group, Inc., made an initial loan to DayStar. Sunlogics Power Fund Management (“Sunlogics”) is a fund that provides investments to companies in the solar industry and is a project-acquiring partner of Sunlogics PLC and its subsidiary, as well as other third party project developers, specializing in the design, development and operation of solar energy solutions, including rooftop and ground mount solar power systems. Simultaneous with the initial loan, Sunlogics entered into a consulting arrangement with us to assist our management team with business development and also with exploring and evaluating strategic opportunities. We plan to pursue opportunities with Sunlogics that will be mutually beneficial in achieving the goals of both companies.

On March 27, 2012, the Company’s shareholders approved a 1-for-7 reverse stock split of its issued and outstanding common shares with the total authorized shares of common stock remaining unchanged at 120,000,000. Trading of the Company’s common stock on the NASDAQ Capital Market on a split-adjusted basis began at the open of trading on April 9, 2012. The reverse stock split affected all shares of the Company’s common stock, as well as options to purchase the Company’s common stock and other equity incentive awards, as well as convertible debt instruments and warrants that were outstanding immediately prior to the effective date of the reverse stock split. All references to common shares in this Registration statement reflect the reverse stock split.

In August 2012, the Company is intending to commence with a tender offer to the shareholders of Salamon Group, Inc. to acquire at least 50.1% of Salamon's outstanding shares of common stock. The Company intends to offer one (1) share of DayStar for each six (6) shares of common stock of the Salamon Group. The closing of any transaction would be contingent upon other things, final due diligence, continued listing of the combined company in the NASDAQ Capital Market and compliance with all applicable judicial and other regulatory requirements. This acquisition would extend the Company's presence in the energy project solutions business, further building its reach and functional expertise in the area of engineering, construction, and ownership of the solar power generation projects in the attractive and growing Caribbean, South America, Australian and South Pacific renewable markets. Salamon Group, Inc., through its Sunlogics Power Fund Management Inc. division, is a solar energy project company specializing in the construction management and acquisition of renewable energy power projects. The management of DayStar intends, upon completion of the planned acquisition, to continue to pursue strategic opportunities that will be beneficial to the shareholders of both DayStar and Salamon Group/Sunlogics. Sunlogics Power also looks to acquire assets and other companies in the solar and renewable energy space that are a strategic fit. Sunlogics Power is also a project-acquiring partner of Sunlogics Plc and its Subsidiary as well as other third party developers.

The Offering

Common stock offered	5,417,514 shares

Use of proceeds

2,803,832 of the shares offered hereby may be acquired by the selling stockholders upon conversion of outstanding convertible notes, 862,454 of the shares offered hereby may be acquired by certain selling stockholders upon exercise of outstanding warrants, 636,943 of the shares offered hereby may be acquired by two selling stockholders pursuant to convertible notes issued in connection with settlement agreements with the Company, 628,571 shares issued to officers of the Company, 200,000 shares issued to a consultant to the Company and 285,714 shares of our common stock that were acquired by a selling shareholder pursuant to an acquisition agreement with the Company. See “Description of Transactions.” We will not receive any proceeds from the resale of any of the shares offered hereby.

Nasdaq Capital Market symbol	DSTI

Risk factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 2 of this prospectus, in deciding whether or not to invest in our common stock.

Plan of Distribution

The selling stockholders and their respective pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. See the section of this prospectus entitled “Plan of Distribution” for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 5,417,514 shares of our common stock by the selling stockholders. As noted in “Description of Transactions” on page 6, these shares may be issued upon conversion of outstanding convertible notes, or may be issued upon exercise of outstanding warrants issued to the holders of convertible notes.

The following table, based upon information currently known by us, sets forth as of August 21, 2012: (i) the number of shares held of record or beneficially by each selling stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by such selling stockholder. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within sixty (60) days after August 21, 2012, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

Except as disclosed in the footnotes to the table below, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than (i) in its capacity as lender as described in “Description of Transactions” on page 6, and (ii) as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to their respective shares of common stock.

The selling stockholders are not broker-dealers, nor are any of the selling stockholders affiliated with a broker-dealer. The selling stockholders acquired their respective shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the securities to be resold pursuant to this prospectus, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

				Percentage of
				Common
				Stock Owned
	Common	Common Stock	Common Stock	Upon
	Stock Beneficially Owned	Offered	Owned Upon	Completion
	Prior to the	Pursuant to	Completion of	of this
Name of Selling Stockholder	Offering	this Prospectus	this Offering (1)	Offering
Investor Company in Trust for Peter Lacey(2)	2,568,762	2,360,984 (3)	207,778	52%
Michael Moretti	1,200,401	959,130 (4)	241,271	30%
Michael Matvieshen	305,023	305,023	0	14%
William Steckel (5)	24,897	18,029 (6)	6,868	1%
Robert Weiss (7)	493,079	468,980 (8)	24,099	18%
Christopher T. Lail (9)	233,272	191,083 (10)	42,189	8%
Ronald Gary Yost (11)	285,714	285,714	0	11%
Dale Hoover (12)	200,000	200,000	0	8%
Joseph Leo Hunsberger (13)	142,857	142,857	0	6%
Dan Giebrecht (13)	142,857	142,857	0	6%
Xinneng Li (13)	142,857	142,857	0	6%
Highlands Pacific Partners LP (14)	200,000	200,000	0	8%

TOTAL	5,939,719	5,417,514	522,205

(1)

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by a selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by any selling stockholder.

(2)	Mr. Lacey is Chairman of our Board of Directors and currently serving as our Interim President and Chief Executive Officer.

(3)	Includes 1,795,963 shares issuable upon conversion of outstanding notes and 565,021 shares issuable upon exercise of outstanding warrants.

(4)	Includes 661,698 shares issuable upon conversion of outstanding notes and 297,432 shares issuable upon exercise outstanding warrants.

(5)	Mr. Steckel is a member of our Board of Directors and our former Chief Executive Officer and former Chief Financial Officer.

(6)	All shares are issuable upon conversion of an outstanding convertible note.

(7)	Mr. Weiss is our Chief Technology Officer.

(8)

Comprised of 23,120 shares issuable to Mr. Weiss upon conversion of an outstanding convertible note and 445,860 shares that will be issued to Mr. Weiss pursuant to a convertible note that was issued to Mr. Weiss in settlement of all outstanding liabilities of the Company to Mr. Weiss through March 31, 2012 pursuant to a settlement agreement entered into on August 21, 2012.

(9)

Mr. Lail is our former Chief Financial Officer. Mr. Lail resigned on June 13, 2012. His last day as an employee of the Company was June 29, 2012, and he entered into a settlement agreement with the Company settling all outstanding claims for wages and other amounts on August 21, 2012.

(10)

All such shares may be issued to Mr. Lail pursuant to a convertible note that was issued to Mr. Lail in settlement of all outstanding liabilities of the Company to Mr. Lail pursuant to a settlement agreement entered into on August 21, 2012.

(11)

All such shares were issued to Mr. Yost on May 31, 2012 in connection with the purchase of shares of Eco Energy Solutions (Australia). On August 7, 2012, Mr. Yost was elected to the Company’s Board of Directors. See “Description of Transactions”.

(12)	All shares issued to Dale Hoover, the new VP & CFO & Secretary on August 3, 2012.

(13)	All shares issued to new company officers on August 3, 2012.

(14)	All such shares were issued pursuant to a restricted stock agreement dated August 21, 2012.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  one or more underwritten offerings on a firm commitment or best efforts basis;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The selling stockholders may also sell their respective shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

A selling stockholder also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

A selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Each of the selling stockholders has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

A selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. We may receive proceeds upon exercise of the warrants, but since the warrants include a “net exercise” feature, it is possible that we may not receive any proceeds upon exercise of the warrants. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF TRANSACTIONS

Private Placements of Notes and Warrants

As noted in our filings with the Securities and Exchange Commission, we have entered into a series of convertible notes in order to fund our continuing operations. These notes are currently convertible into 2,814,908 shares of our common stock. All of these notes are currently due in full. In addition, we have issued warrants to purchase 1,136,530 shares of common stock to the holders of these convertible notes. These warrants are exercisable for shares of common stock at exercise prices ranging from $2.80 to $8.75 per share.

Mr. Lacey, the beneficiary of Investor Company In Trust for Peter Lacey, is the Chairman of our Board of Directors and currently serving as our Interim Chief Executive Officer and President. Investor Company in Trust for Peter Lacey holds notes with an aggregate principal amount of $3,350,000 that are convertible into 2,003,106 shares. This account also holds warrants to purchase an additional 565,021 shares. Of the 2,003,106 shares that Mr. Lacey may acquire upon conversion of convertible notes, Mr. Lacey acquired the convertible notes that can convert into 1,506,211 shares between September 2009 and December 2009. He acquired notes that can convert into 403,727 shares between January 2010 and July 2010. Finally, he acquired a convertible note that can convert into 93,168 shares in July, 2011.

Mr. Moretti holds notes with an aggregate principal amount of $1,400,000 convertible into 780,746 shares and also holds warrants to purchase an additional 416,480 shares. Of the 780,746 shares that Mr. Moretti may acquire upon conversion of convertible notes, Mr. Moretti acquired the convertible notes that can convert into 465,839 shares between January 2010 and July 2010. He acquired notes that can convert into 186,336 shares between January 2011 and July 2011. Finally, he acquired a convertible note that can convert into 128,571 shares in January, 2012.

Mr. Weiss, another selling stockholder, is our Chief Technology Officer, and holds a note convertible into 31,056 shares and also holds warrants to purchase an additional 7,937 shares. Mr. Steckel, another selling stockholder, is a member of our Board of Directors and is our former Chief Executive Officer and Chief Financial Officer, and converted his notes on June 28, 2012 into 22,790 shares and also holds warrants to purchase an additional 1,588 shares. Messrs. Weiss and Steckel acquired their notes and warrants from the Company on July 22, 2010. Each of these persons has loaned to us money and received a convertible note and warrants in consideration of such loan.

On March 14, 2012, the Company and Sunlogics entered into a securities purchase agreement. Pursuant to the purchase agreement, Sunlogics agreed to loan the Company $500,000. On March 14, 2012, and March 16, 2012, the Company issued Sunlogics two senior convertible promissory notes, representing the Company’s senior debt, in the principal amounts of $400,000 and $100,000, respectively. The notes carry an interest rate of 6% per annum, a term of one year , and each note is convertible into shares of the Company’s common stock at a conversion price equal to the consolidated closing bid price of the Company’s common stock on the last business day prior to the issuance of the note (subject to adjustment for certain corporate transactions). On June 21, 2012, Sunlogics sold this note to Mr. Michael Matvieshen who converted the note into 305,023 shares of common stock.

On August 21, 2012, the Company and each of Robert Weiss and Christopher T. Lail and entered into a settlement agreement with the Company regarding outstanding claims of Messrs. Weiss and Lail, respectively. Each of Mr. Lail and Mr. Weiss executed a Settlement Agreement and Release (the “Release”), whereby such person and the Company have agreed to provide full settlement and discharge of all claims which are or might be asserted in any forum related to their employment with the Company through June 30, 2012 In exchange for the Release, the Company was not required to make any cash payments but instead agreed to issue a convertible note with an initial principal amount of $300,000 to Mr. Lail, and a convertible note with an initial principal amount of $700,000 to Mr. Weiss. Each of these convertible notes is convertible into shares of common stock of the Company at a conversion price equal to the last closing consolidated bid price of the common stock on the Nasdaq at the time of the execution of the settlement agreement.

As reported by the Company on a Current Report on Form 8-K filed with the SEC on June 4, 2012, the Company, Sunlogics Power Fund, Inc. (“Sunlogics”) and Ronald Garry Yost, an individual, entered into a Stock Purchase Agreement (the “Purchase Agreement”) dated May 31, 2012. Pursuant to the Purchase Agreement, Sunlogics sold ten (10) shares of common stock (“Eco Energy Shares”) of Eco Energy Solutions (Australia) Pty Limited, a corporation formed under the laws of Australia (“Eco Energy”), representing approximately 10% of the issued and outstanding capital stock of Eco Energy, to the Company. In consideration for the Eco Energy Shares, the Company issued Mr. Yost two hundred eighty-five thousand seven hundred fourteen (285,714) shares of the Company’s common stock, par value $0.01 per share (the “Company Shares”). Sunlogics had earlier acquired all issued and outstanding shares of capital stock of Eco Energy from Mr. Yost pursuant to a Share Purchase Agreement, dated March 16, 2012 (as subsequently amended, the “Eco Energy Purchase Agreement”). In consideration of the issuance of the Company Shares to Mr. Yost, the outstanding principal amount of a certain convertible note payable by Sunlogics to Mr. Yost under the Eco Energy Purchase Agreement was reduced to $7,200,000 from $8,000,000, and any interest accrued in respect of the $800,000 reduction in principal was deemed fully paid as of May 31, 2012. In connection with the Purchase Agreement, the Company granted Mr. Yost registration rights for the shares of the Company issued in the transaction.

On August 3, 2012, the Company issued as inducement grants 200,000 shares of restricted common stock to Dale Hoover, the company's new VP & CFO & Secretary.

On August 3, 2012, the Company issued as inducement grants 142,857 shares each of restricted common stock to Joseph Leo Hunsberger, the company's new VP of Operations.

On August 3, 2012, the Company issued as inducement grants 142,857 shares of restricted common stock to Dan Giesbrecht, the company's new VP of Business Development and Marketing.

On August 3, 2012, the Company issued as inducement grants 142,857 shares of restricted common stock to Xinneng Li, the company's new Executive VP.

On August 21, 2012, the Company agreed to issue 200,000 shares of restricted common stock to Highlands Pacific Partners, LP with all such shares vesting on January 1, 2014, or such earlier date as when they may be sold without restriction under the Act.

LEGAL MATTERS

The validity of the rights and the common stock issued and issuable upon conversion of the notes or exercise of the warrants, as applicable, will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts.

EXPERTS

The financial statements of DayStar Technologies, Inc. for the years ended December 31, 2011 and 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports with respect thereto which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy, and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC with respect to the resale of shares of our common stock. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities or website of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

In addition, we make available, without charge, through our website, www.daystartech.com, electronic copies of our filings with the SEC, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference into this prospectus the documents listed below.

  Our Annual Report on Form 10-K for the year ended December 31, 2011;

  Our Quarterly Report on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012;

  Our Current Reports on Form 8-K filed on August 15, 2012;

  All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

  The description of our common stock contained in our Registration Statement on Form 8-A filed on February 5, 2004, including any amendments or reports filed for the purpose of updating that description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.daystartech.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings and any other document incorporated by reference at no cost by writing or telephoning us at the following address:

Peter A. Lacey
Interim Chief Executive Officer
DayStar Technologies, Inc.
33556 Alvarado Niles Road
Union city, CA 94587
408-582-7100

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained or incorporated by reference in this prospectus is correct after the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any jurisdictions in which the offer or solicitation is unlawful.

5,417,514 Shares of Common Stock

PROSPECTUS

August    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except for the registration fee:

		Amount to be Paid

SEC Registration Fee		$974.73
Legal and Financial Fees and Expenses*		10,000
Accountants’ Fees and Expenses*		[_____]
Miscellaneous Fees and Expenses*		[_____]

Total	$	[_____]

* Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The registrant’s Amended and Restated Bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law or other applicable law. However, the registrant may modify the extent of such indemnification by individual contracts with its directors and officers. The registrant is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) the indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the registrant, (iii) indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under Delaware law or any other applicable law or (iv) a court of competent jurisdiction requires the registrant to indemnify.

The registrant’s Amended and Restated Bylaws require the registrant to advance litigation expenses to an indemnitee. However, where Delaware laws requires, the indemnitee first must provide to the registrant an undertaking to repay all advanced amounts if it is ultimately determined by final judicial decision that such indemnitee is not entitled to be indemnified. The registrant is not required to advance litigation expenses to an officer of the registrant (except by reason of the fact that such officer is or was a director of the corporation) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the registrant.

In addition, our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Pursuant to the registrant’s Amended and Restated Bylaws, the registrant may maintain a directors’ and officers’ insurance policy which insures the directors, officers, employees or agents of the registrant and those serving at the request of the registrant as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity. The registrant currently has a policy providing directors and officers liability insurance in certain circumstances.

The registrant has entered into indemnification agreements with its officers and directors.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the Exhibit index immediately following the signature pages are filed as part of this Registration Statement on Form S-3.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, state of California, on August 21, 2012.

DAYSTAR TECHNOLOGIES, INC.

By: /s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints severally, Peter A. Lacey and Dale Hoover, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Peter A. Lacey	Chairman and Interim Chief Executive	August 21, 2012
Peter A. Lacey	Officer and Principal Executive Officer

/s/ Dale Hoover	Chief Financial Officer, Principal	August 21, 2012
Dale Hoover	Financial Officer and Principal Accounting Officer

/s/ Jonathan W. Fitzgerald	Director	August 21, 2012
Jonathan W. Fitzgerald

/s/ Daniel Germain	Director	August 21, 2012
Daniel Germain

/s/ William S. Steckel	Director	August 21, 2012
William S. Steckel

/s/ Kang Sun	Director	August 21, 2012
Kang Sun

/s/ Dennis Mimeault	Director	August 21, 2012
Dennis Mimeault

/s/ Ruben Dos Reis	Director	August 21, 2012
Ruben Dos Reis

/s/ John Terrance Betham	Director	August 21, 2012
John Terrance Betham

/s/ Ronald Gary Yost	Director	August 21, 2012
Ronald Gary Yost

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
4.1(1)	Form of Common Stock Certificate.
5.1*	Opinion of Greenberg Traurig, LLP, counsel to Registrant.
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
23.2*	Consent of Hein & Associates LLP.
24.1	Power of Attorney (included in the signature page hereto).

*	Filed herewith.

(1)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on November 7, 2003, as amended.